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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 14, 1999


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                           MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

           000-23447                                           36-3915637
      (Commission File Number)                              (IRS Employer
                                                          Identification No.)



                          2801 Slater Road, Suite 200                   27560
                           Morrisville, North Carolina                (Zip Code)
                    (Address of principal executive offices)



                                 (919) 595-6000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On June 14, 1999 Midway Airlines Corporation (the "Company") placed firm orders to purchase fifteen (15) Boeing 737-700 aircraft with options to acquire up to ten (10) additional Boeing 737-700 aircraft. On June 14, 1999 the Company also announced its intention to lease two (2) Boeing 737-700 aircraft from GE Capital Aviation Services.
         In connection with the purchase and lease of the Boeing 737-700 aircraft, the Company issued the press release filed herewith as Exhibit 99.
         On June 22, 1999, the Company was served a summons and a complaint in a case entitled First Security Bank, National Association against Midway Airlines, Inc., filed in the United States District Court Southern District of New York. The complaint includes a breach of contract claim and an unjust enrichment claim and alleges damages in excess of $5,000,000 under each claim. The claims relate to the matters described in the Company's Annual Report on Form 10-K, under Part II, Item 7 entitled CONTINGENCIES. The Company believes it has meritorious defenses to such claims and intends to either reach satisfactory settlements with respect to the claims or to vigorously defend the claims.


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Item 7.  FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits
                  99 Press release, dated June 14, 1999


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